                                                                   Exhibit 25.3

================================================================================


                                       FORM T-1

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2)           |__|

                             __________________________

                                 THE BANK OF NEW YORK
                 (Exact name of trustee as specified in its charter)


New York                                                    13-5160382
(State of incorporation                                     (I.R.S. employer
if not a U.S. national bank)                                identification no.)

48 Wall Street, New York, N.Y.                                  10286
(Address of principal executive offices)                        (Zip code)


                             __________________________


                            PROGRESS FINANCIAL CORPORATION
                 (Exact name of obligor as specified in its charter)


Delaware                                                    23-2413363
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

Four Sentry Parkway
Suite 200
Blue Bell, Pennsylvania                                         19422-2311
(Address of principal executive offices)                        (Zip code)

                             __________________________

                     Guarantee of Series B Capital Securities of
                               Progress Capital Trust I
                         (Title of the indenture securities)

================================================================================

                                                                    Exhibit 7

                         Consolidated Report of Condition of

                                 THE BANK OF NEW YORK

                       of 48 Wall Street, New York, N.Y. 10286
                        And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                          Dollar Amounts
ASSETS                                                     in Thousands
______                                                  ________________

Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin .................................       $ 7,769,502
  Interest-bearing balances .........................         1,472,524
Securities:
  Held-to-maturity securities .......................         1,080,234
  Available-for-sale securities .....................         3,046,199
Federal funds sold and Securities purchased under
  agreements to resell...............................         3,193,800
Loans and lease financing receivables:
  Loans and leases, net of unearned income ..........        35,352,045
  LESS: Allowance for loan and lease losses .........           625,042
  LESS: Allocated transfer risk reserve..............               429
    Loans and leases, net of unearned income,
      allowance, and reserve.........................        34,726,574
Assets held in trading accounts .....................         1,611,096
Premises and fixed assets (including
  capitalized leases) ...............................           676,729
Other real estate owned .............................            22,460
Investments in unconsolidated subsidiaries and
  associated companies ..............................           209,959
Customers' liability to this bank on acceptances
  outstanding .......................................         1,357,731
Intangible assets ...................................           720,883
Other assets ........................................         1,627,267
                                                            -----------
Total assets ........................................       $57,514,958
                                                            -----------
                                                            -----------

LIABILITIES
Deposits:
  In domestic offices ...............................       $26,875,596
  Noninterest-bearing ...............................        11,213,657
  Interest-bearing ..................................        15,661,939
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs ..........................        16,334,270
  Noninterest-bearing ...............................           596,369
  Interest-bearing ..................................        15,737,901
Federal funds purchased and Securities sold under
   agreements to repurchase .........................         1,583,157
Demand notes issued to the U.S. Treasury ............           303,000
Trading liabilities .................................         1,308,173
Other borrowed money:
  With remaining maturity of one year or less .......         2,383,570
  With remaining maturity of more than one year
    through three years..............................                 0
  With remaining maturity of more than three years ..            20,679
Bank's liability on acceptances executed and
 outstanding ........................................         1,377,244
Subordinated notes and debentures ...................         1,018,940
Other liabilities ...................................         1,732,792
                                                            -----------
Total liabilities ...................................        52,937,421
                                                            -----------

EQUITY CAPITAL
Common stock .......................................          1,135,284
Surplus ............................................            731,319
Undivided profits and capital reserves .............          2,721,258
Net unrealized holding gains (losses) on
  available-for-sale securities ....................              1,948
Cumulative foreign currency translation adjustments.         (   12,272)
                                                            ------------
Total equity capital ...............................           4,577,537
                                                            ------------
Total liabilities and equity capital ...............        $ 57,514,958
                                                            ------------
                                                            ------------
     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Robert E. Keilman


     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


     Alan R. Griffith
     J. Carter Bacot
     Thomas A. Renyi           Directors

______________________________________________________________________________